                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement      [_] Soliciting Material Pursuant
[X] Definitive Proxy Statement           to (S)240.14a-11(c) or 240.14a-12
[_] Definitive Additional Materials  [_] Confidential, for Use of the Commission
                                         Only
                                         (as permitted by Rule 14a-6(e)(2))

                              Hello Direct, Inc.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
-------------------------------------------------------------------------------

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to
   Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

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(2) Form, Schedule or Registration Statement No.:

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(3)  Filing Party:

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(4)  Date Filed:

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

                              HELLO DIRECT, INC.
                         ----------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         To be held on April 28, 1999

TO THE STOCKHOLDERS:

     Notice is hereby given that the Annual Meeting of Stockholders of Hello Direct, Inc., a Delaware corporation (the "Company"), will be held on April 28, 1999 at 9:00 a.m., local time, at the Company's principal executive offices located at 5893 Rue Ferrari, San Jose, CA 95138-1857, for the following purposes:

     1. To elect six (6) directors for the ensuing year and until their successors are elected.

     2. To approve an amendment to the Company's 1995 Director Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 75,000 shares.

     3. To approve an amendment to the Company's 1995 Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 225,000 shares for issuance to the Company's employees who are former employees of PhoneZone.com.

     4. To approve an amendment to the Company's 1995 Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 525,000 shares for issuance to the Company's employees and consultants.

     5. To ratify the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 1999.

     6. To transact such other business as may properly come before the meeting and any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on March 1, 1999 as the record date for the determination of stockholders entitled to vote at this meeting. Only stockholders of record at the close of business on March 1, 1999 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if the stockholder has previously returned a proxy.

                              By Order of the Board of Directors


                              Dean Witter III
                              Chief Financial Officer
                              and Secretary

San Jose, California
April 2, 1999

                              HELLO DIRECT, INC.
                         ----------------------------

                           PROXY STATEMENT FOR 1999
                        ANNUAL MEETING OF STOCKHOLDERS
                         ----------------------------

                              PROCEDURAL MATTERS

General

     The enclosed Proxy is solicited on behalf of Hello Direct, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on April 28, 1999 at 9:00 a.m., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive offices located at 5893 Rue Ferrari, San Jose, CA 95138-1857. The Company's telephone number at that location is (408) 972-1990.

     These proxy solicitation materials were mailed on or about April 5, 1999 to all stockholders entitled to vote at the Annual Meeting.

Record Date and Principal Share Ownership

     Only stockholders of record at the close of business on March 1, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. The Company has one class of Common Stock, $.001 par value. As of the Record Date, 5,209,360 shares of the Company's Common Stock were issued and outstanding and held of record by 76 stockholders. See "Security Ownership of Certain Beneficial Owners and Management" below for information regarding beneficial owners of more than five percent of the Company's Common Stock.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to its use by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting and Solicitation

     Each stockholder voting for the election of directors may cumulate his or her votes, by giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares which the stockholder is entitled to vote, or by distributing the stockholder's votes under the same principle among as many candidates as the stockholder chooses, provided that votes may not be cast for more than six (6) candidates. However, no stockholder shall be entitled to cumulate votes for any candidate unless the candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting prior to the voting of the intention to cumulate votes. On all other matters, each share has one vote.

     This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. The Company has retained Skinner and Co., Inc. to aid in the solicitation of proxies from brokers, banks and other institutional nominees. The fees and expenses of such firm are not expected to exceed $3,500. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone.

Quorum; Abstentions; Broker Non-Votes

     The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

     While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of a controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

     In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not have any effect on the outcome of the voting on a proposal.

Deadline for Receipt of Stockholder Proposals

     Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission. Proposals of stockholders of the Company intended to be presented for consideration at the Company's 2000 Annual Meeting of Stockholders must be received by the Company no later than December 30, 1999 in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

     In addition, the Company's Bylaws establish an advance notice procedure with regard to certain matters, including nominations for director and stockholder proposals not included in the Company's proxy statement, to be brought before a meeting of stockholders. In general, nominations for the election of directors or proposals of business to be brought before a meeting of stockholders may be made by: (i) the Board of Directors or (ii) any stockholder entitled to vote who has delivered written notice to the Secretary of the Company not fewer than 90 days in advance of the stockholders meeting, which notice must contain specified information concerning the nominees or proposals and concerning the stockholder proposing such nominations or proposals. In the event that less than 100 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholders must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure thereof was made. A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Secretary of the Company.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of the Record Date as to (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and each nominee for director of the Company, (iii) each of the executive officers named in the Summary Compensation Table in "Compensation of Executive Officers" below and
(iv) all directors and executive officers as a group.


                                                                                      Number of            Percentage
                                                                                       Shares              of Shares
                          Five Percent Stockholders,                                 Beneficially          Beneficially
                       Directors and Executive Officers                               Owned(1)              Owned (%)
--------------------------------------------------------------------------------   ---------------     ------------------
Dimensional Fund Advisors, Inc. (2)
   1299 Ocean Ave., 11th Floor
   Santa Monica, CA  90401....................................................        359,100                 6.9%

Wynnefield Partners (3)
   One Penn Plaza, Suite 4720
   New York, NY  10119........................................................        281,000                 5.4

John B. Mumford (4)...........................................................        210,080                 4.0
E. Alexander Glover (5).......................................................        158,750                 3.0
Charles E. Volwiler (6).......................................................        140,208                 2.7
Ronald J. Becht, Jr. (7)......................................................         68,868                 1.3
William P. Sousa (8)..........................................................         53,588                 1.0
Dennis P. Waldera (9).........................................................         52,881                 1.0
Raymond E. Nystrom (10).......................................................         32,500                  *
John W. Combs (11)............................................................         16,750                  *
Gerald L. Beckwith............................................................             --                  --
All executive officers and directors as a group (11 persons) (12).............        705,125                12.7

----------------------------
  *  Less than 1%

 (1) Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934 and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding for computing the percentage of the person holding such options, but are not outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

 (2) Based on a Schedule 13G, dated February 11, 1999, filed by Dimensional Fund Advisors, Inc. ("Dimensional"). Dimensional has sole voting power with respect to 359,100 shares and sole dispositive power with respect to 359,100 shares.

 (3) As reported by www.nasdaq-online.com as of the Record Date.

 (4) Includes 148,469 shares by the Mumford Family Trust, 19,261 shares held by the Crosspoint Retirement Plan for the benefit of Mr. Mumford (the "Retirement Plan"), 29,600 shares held in an individual retirement account (the "IRA") for the benefit of Mr. Mumford and 12,750 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date. Mr. Mumford is also a trustee of the Mumford Family Trust.

     Mr. Mumford retains the right to direct the voting and disposition of the shares held by the Mumford Family Trust. Accordingly, Mr. Mumford may be deemed to be a beneficial owner of these shares. Mr. Mumford disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. This number does not include 66,572 shares held by various trusts for the benefit of children of Mr. Mumford. Mr. Mumford disclaims beneficial ownership of such shares.

 (5) Includes 153,750 shares issuable upon the exercise of stock options exercisable within 60 days of the Record Date.

 (6) Includes 27,033 shares issuable upon the exercise of stock options exercisable within 60 days of the Record Date.

 (7) Includes 46,251 shares issuable upon the exercise of stock options exercisable within 60 days of the Record Date.

 (8) Includes 19,815 shares issuable upon the exercise of stock options exercisable within 60 days of the Record Date.

 (9) Consists of 52,881 shares issuable upon the exercise of stock options exercisable within 60 days of the Record Date.

(10) Includes 12,500 shares issuable upon the exercise of stock options exercisable within 60 days of the Record Date. Mr. Nystrom resigned as an Officer of the Company in February 1999.

(11) Includes 12,750 shares issuable upon the exercise of stock options exercisable within 60 days of the Record Date.

(12) Includes 325,230 shares issuable upon the exercise of stock options exercisable within 60 days of the Record Date.

                                 PROPOSAL ONE
                             ELECTION OF DIRECTORS

     A board of six (6) directors is to be elected at the Annual Meeting of Stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's six (6) nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting of Stockholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner and in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and in such event the specific nominees to be voted for will be determined by the proxy holders. The term of office for each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

Vote Required; Election of Directors

     If a quorum is present and voting, the six (6) nominees receiving the highest number of votes will be elected to the Board of Directors. Votes withheld from any nominee, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED BELOW.

Nominees

     The names of the nominees and certain information about them as of the Record Date are set forth below:


                                                                                                                  Director
             Name of Nominee                  Age                 Positions with the Company                       Since
--------------------------------------------  ---    -------------------------------------------------------  ---------------
John B. Mumford (1)(2)....................     55       Chairman of the Board                                       1987
Gerald L. Beckwith (1)....................     50       Director                                                    1998
John W. Combs (2).........................     51       Director                                                    1996
E. Alexander Glover.......................     55       President, Chief Executive Officer and Director             1997
William P. Sousa (1)......................     64       Director                                                    1987
Charles E. Volwiler.......................     43       Director                                                    1997

-------------------------------
(1)  Member of the Compensation Committee

(2)  Member of the Audit Committee

     Mr. Mumford is a co-founder of the Company and has served as Chairman of the Board since the Company's inception. Mr. Mumford has served as President of Crosspoint Corporation since 1972 and as Managing General Partner of Crosspoint Venture Partners since 1982. Mr. Mumford currently serves as a director of a number of private companies primarily in the information technology area. Mr. Mumford was a director of Office Depot, a public company, from 1986 through April 1997. Mr. Mumford was a founding director of Inmac Corp. and served in such capacity until its merger with Micro Warehouse in 1996. Mr. Mumford holds a B.S. from Arizona State University and an M.B.A. from Stanford University.

     Mr. Beckwith has been employed by QUALCOMM since 1987 and is currently a senior vice president and the president of QUALCOMM's Wireless Systems Division. He previously held managerial and engineering positions with M/A-COM Linkabit, Mostek Corporation, National Micronetics and General Dynamics. He holds both Masters and Bachelor degrees in Electrical Engineering from San Diego State University.

     Mr. Combs has been employed by Nextel Communications since 1993 and is currently President of the Southwest Area. From 1991 to 1993, he served as Executive Vice President of Sales, Marketing and Customer Care of L.A. Cellular. Mr. Combs was President of Mitel, Inc. from 1988 to 1991 and was Executive Vice President and General Manager - Direct Sales Division for Fujitsu Business Communications from 1977 to 1988. Mr. Combs is a director of Digital Microwave, a public company. Mr. Combs earned a Bachelor of Science degree from California Polytechnic State University.

     Mr. Glover was appointed President in June 1997 and Chief Executive Officer of the Company in December 1997. Mr. Glover joined the Company in 1995 as Executive Vice President. From 1983 to 1994, Mr. Glover was Senior Vice President, Marketing and R&D for Kransco Group Companies ("Kransco"), a toy and sporting goods company. Mr. Glover was also a member of the Corporate Executive Committee at Kransco. From 1969 to 1983, Mr. Glover progressed through various senior marketing management positions with Procter & Gamble Co., in its Paper and Packaged Soap/Detergent Divisions. Mr. Glover holds a Bachelor degree from Harvard College and an M.B.A. from Stanford University.

     Mr. Sousa currently serves as a consultant to technology companies. Mr. Sousa served as the President and Chief Executive Officer of Air Communications, Inc., a high-technology marketing development company specializing in wireless data and general communications products, from 1993 to 1994. From 1991 to 1993, Mr. Sousa served as President and Chief Executive Officer of Insite Peripherals, Inc. ("Insite"), a high-technology marketing and development company specializing in high-capacity floptical disk drives. Prior to working at Insite, he was Executive Vice President of Inmac Corp., a direct marketer of computer hardware and software products.

     Mr. Volwiler co-founded the Company in 1987 and is currently a consultant to the Company. He served as Vice President from 1987 through January 1999. Prior to co-founding Hello Direct, Mr. Volwiler was Director of Marketing for Devoke. In 1977 Mr. Volwiler joined Devoke, which was owned by New England Business Service ("NEBS") from 1983 to 1989. Mr. Volwiler remained with NEBS until 1987. Mr. Volwiler holds a Bachelor of Science degree in Commerce from Santa Clara University.

Board Meetings and Committees

     The Board of Directors of the Company held a total of five (5) meetings during fiscal 1998. The Board of Directors has a Compensation Committee and an Audit Committee. The Board of Directors has no nominating committee or any committee performing such functions.

     The Compensation Committee, which consisted of directors John B. Mumford and William P. Sousa during fiscal year 1998, met six (6) times by written consent during the fiscal year. John B. Mumford, Gerald L. Beckwith, and William P. Sousa have been appointed to the Compensation Committee for fiscal 1999. This Committee is responsible for determining salaries, incentives and other forms of compensation for directors and officers of the Company and administers various incentive compensation and benefit plans.

     The Audit Committee, which consisted of directors John B. Mumford and Deepak Kamra, a former director, met one (1) time during fiscal 1998. John B. Mumford and John W. Combs have been appointed to the Audit Committee for fiscal
1999.    This Committee is responsible for overseeing actions taken by the
Company's independent auditors and reviews the Company's internal financial controls.

     No director attended fewer than 75% of the aggregate of the meetings of the Board of Directors and committees thereof, if any, upon which such director served during the period for which he has been a director or committee member.

Compensation of Directors

     In fiscal year 1998, the Company's outside directors received cash compensation of $500 for each regular Board meeting attended and were reimbursed for reasonable expenses incurred in connection with attendance at Board and committee meetings. The Company plans to continue these payments in fiscal year 1999.

     In fiscal year 1998, each of the outside directors received on January 1, 1998, a nonstatutory option grant for the purchase of 3,000 shares of the Company's Common Stock having an exercise price of $6.625 per share and vesting 25% quarterly during the fiscal year. On January 1, 1999, each of the outside directors received a nonstatutory option grant for 3,000 shares of Common Stock at an exercise price of $9.25 and vesting 25% quarterly during the fiscal year.

                                 PROPOSAL TWO

                           APPROVAL OF AMENDMENT TO
                         THE 1995 DIRECTOR OPTION PLAN

Proposed Amendment

     The 1995 Director Option Plan (the "Director Plan") was adopted by the Board in February 1995 and approved by the stockholders in March 1995 with an aggregate of 75,000 shares reserved for issuance thereunder. In January 1999 the Board approved a proposal to amend the Director Plan to reserve an additional 75,000 shares of Common Stock for issuance thereunder, bringing the total number of shares of Common Stock reserved for issuance thereunder to 150,000. At the Annual Meeting, the stockholders are being requested to ratify and approve this amendment.

Reasons for the Amendment

     The Board of Directors believes it is in the Company's best interests to increase the shares reserved for issuance under the Director Plan so that the Company may continue to attract and retain the services of qualified directors by providing such directors an opportunity to purchase the Company's Common Stock through option grants.

Activity Under the Director Plan

     As of December 31, 1998, no shares of Common Stock had been issued upon exercise of stock options; options to purchase an aggregate of 57,000 shares of the Company's Common Stock at a weighted average exercise price of $9.10 per share were outstanding under the Director Plan, and 18,000 shares remained available for future issuance under the Director Plan.

Vote Required

     The affirmative vote of the holders of a majority of the Votes Cast will be required to approve the amendment of the Director Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

Summary of the Director Plan

     General. The purpose of the Director Plan is to attract and retain the best available personnel for positions for service as outside directors of the Company, to provide additional incentive to the outside directors of the Company and to encourage their continued service on the Board of Directors.

     Administration. The Director Plan provides for the automatic grant of a nonstatutory stock option to each outside director (i) covering 9,000 shares to those persons serving as a director of the Company for the first time on the date such person first becomes an outside director (the "First Option") and (ii) covering 3,000 shares on January 1 of each subsequent year, provided that he or she has served as an outside director for at least six months (the "Subsequent Option").

     Eligibility; Limitations. Only outside directors of the Company and any parent or subsidiary of the Company are eligible to receive stock options pursuant to the Director Plan.

     Terms and Conditions of Options. Each option is evidenced by an option agreement between the Company and the optionee and is subject to the following additional terms and conditions:

     (a) Exercise Price. The exercise price of options granted under the Director Plan is 100% of the fair market value per share of the Common Stock on the date the option is granted.

     (b)  Vesting of Option

          (i) The shares subject to the First Option shall vest as to one-third of the shares subject to the option on December 31 of each year, provided the person continues to serve as a director on such date and such director has been an outside director since June 30 of the same year.

          (ii) The shares subject to any Subsequent Option shall vest as to 25% of the optioned stock in quarterly installments.

     (c) Exercise of Option; Form of Consideration. The Director Plan permits payment to be made by cash, check, other shares of Common Stock of the Company (with some restrictions), cashless exercises or any combination thereof. An option shall be deemed exercised when written notice of such exercise has been given to the Company and full payment has been made.

     (d) Term of Option. The term the option shall be ten (10) years from the date of grant. No option may be exercised after the expiration of its term.

     (e) Termination of Continuous Status as Director. To the extent the option is exercisable at the time of termination of an optionee's status as a director, the optionee may exercise all or part of the portion of his or her option that
is exercisable within three months following the date of termination.   To the
extent the optionee was not entitled to exercise the option or does not exercise his or her option within three months after termination, the option shall terminate.

     (f) Death or Disability. If an optionee's status as a director terminates as a result of death or disability, then all options held by such optionee under the Director Plan expire on the earlier of (i) 12 months from the date of such termination or (ii) the respective expiration dates of such options. The optionee (or the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance), may exercise all or part of the option at any time before such expiration to the extent that the option was exercisable at the time of such termination.

     (g) Nontransferability of Options. Options granted under the Director Plan are not transferable other than by will or the laws of descent and distribution and may be exercised during the optionee's lifetime only by the optionee.

     (h) Other Provisions. The director option agreement may contain other terms, provisions and conditions not inconsistent with the Director Plan as may be determined by the Administrator.

     Adjustments Upon Changes in Capitalization. In the event that the capital stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the Director Plan, the number and class of shares of stock subject to any option outstanding under the Director Plan, and the exercise price of any such outstanding option.

     In the event of a merger of the Company or the sale of substantially all of the assets of the Company, each option shall become fully vested as of the effective date of such merger or sale and exercisable for a period of 90 days therefrom and shall be assumed by the successor corporation.

Federal Income Tax Consequences

     An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

     The foregoing is only a summary of the effect of federal income taxation upon optionees and the Company with respect to the grant and exercise of options under the Director Plan. It does not purport to be complete and does not discuss the tax consequences of a director's death or the provisions of the income tax laws of any municipality, state or foreign country in which a director may reside.



Participation in the Director Plan

     The following table sets forth information with respect to options granted under the Director Plan during the fiscal year ended December 31, 1998 to (i) each current director, and (ii) current directors as a group:


                                                                                                                   Weighted
                                                                                             Shares                Average
                                                                                           Subject to              Exercise
                                                                                            Options                Price Per
Name of Individual or Identity of Group                                                     Granted                  Share
----------------------------------------------------------------------------------    ------------------     -------------------
John B. Mumford................................................................              3,000                  $6.625
Gerald L. Beckwith.............................................................              9,000                   6.688
John W. Combs..................................................................              3,000                   6.625
E. Alexander Glover............................................................                 --                      --
William P. Sousa...............................................................              3,000                   6.625
Charles E. Volwiler............................................................                 --                      --
       All Current Directors...................................................             18,000                   6.657

                                PROPOSAL THREE

                           APPROVAL OF AMENDMENT TO

                              THE 1995 STOCK PLAN

Proposed Amendment

     The 1995 Stock Plan (the "Stock Plan") was originally adopted by the Board of Directors in February 1995 and approved by the stockholders in March 1995. In January 1999, the Board approved a proposal to amend the Stock Plan to add 225,000 shares for issuance to the Company's employees who are former employees of PhoneZone.com, which was acquired by the Company in January 1999.

Reasons for the Amendment

     In connection with the Company's acquisition of PhoneZone.com, the Company entered into employment agreements with several key former employees of PhoneZone.com pursuant to which the Company is obligated to grant options to purchase 225,000 shares of Common Stock pursuant to the Stock Plan. The Board of Directors believes it is in the Company's best interests to increase the shares reserved for issuance under the Stock Plan so that the Company not only fulfills its obligations pursuant to the employment agreements, but also successfully integrates and retains the services of the key former PhoneZone.com employees.

Activity Under the Stock Plan

     From time to time, the Company reviews the number of shares available for issuance under the Stock Plan and, based on the Company's estimates of the number of shares expected to be issued under the Stock Plan, management presents to the Board of Directors a recommendation for the reservation of additional shares for issuance. The Board reviews such recommendation and if the Board approves it, the Board presents a proposal for the stockholders' approval.

     As of December 31, 1998, 3,702 shares of Common Stock had been issued upon the exercise of stock options; options to purchase an aggregate of 702,565 shares were outstanding, at a weighted average exercise price of $6.61 per share; and 193,733 shares remained available for future issuance under the Stock Plan.

Vote Required for Approval of Amendment

     The affirmative vote of a majority of the Votes Cast will be required to approve the amendment to the Stock Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT OF THE STOCK PLAN.

Summary of the Stock Plan

     The essential features of the Stock Plan are outlined below.

     Purpose. The purposes of the Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the employees and consultants of the Company, and to promote the success of the Company's business.

     Administration. The Stock Plan may be administered by the Board, a committee of the Board or, with respect to grants to certain persons, by different bodies as permitted by law (the "Administrator"). Subject to the other provisions of the Stock Plan, the Administrator has the power to determine the terms and conditions of any options and stock purchase rights granted, including, but not limited to, the persons to whom an option or stock purchase right may be granted, the exercise price, the number of shares subject to the option or stock purchase right and the exercisability thereof. The Stock Plan is currently administered by the Compensation Committee of the Board of Directors.

     Eligibility and Terms of Options. The Stock Plan provides that incentive stock options may be granted only to employees. Nonstatutory stock options and stock purchase rights may be granted to employees and consultants. An optionee who has been granted an option may, if otherwise eligible, be granted additional options or stock purchase rights. With respect to any optionee who owns stock with more than 10% of the voting power of all classes of stock of the Company (a "10% Stockholder"), the exercise price of any incentive stock option granted must equal at least 110% of the fair market value of the stock on the grant
date, and the maximum term of the option  cannot exceed five years.   The term
of all other options under the Stock Plan may not exceed ten years. The Administrator selects the optionees and determines the number of shares subject to each option, but in no case may an employee be granted options to purchase more than 100,000 shares in any fiscal year. In making such determination, the Administrator takes into account the duties and responsibilities of the employee, director or consultant, the value of his or her services, his or her present and potential contribution to the success of the Company, the anticipated number of years of future service and other relevant factors.

     Conditions of Options. Each option granted under the Stock Plan is evidenced by a written stock option agreement between the optionee and the Company and is subject to the following conditions:

     (a) Exercise Price. The Administrator determines the exercise price of options to purchase shares of Common Stock. However, the exercise price of an incentive stock option must not be less than 100% (110%, if issued to a 10% Stockholder) of the fair market value of the Common Stock on the date the option is granted. For so long as the Company's Common Stock is traded on the Nasdaq National Market, the fair market value of a share of Common Stock shall be the closing sale price for such stock (or the closing bid if no sales were reported) as quoted on the Nasdaq National Market for the last market trading day prior to the date of grant or, if the market is closed on such date, the immediately preceding trading date.

     (b) Value Limitation. If the aggregate fair market value of all shares of Common Stock subject to an optionee's incentive stock option(s) exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as nonstatutory options.

     (c) Form of Consideration. The consideration to be paid for the shares of Common Stock issued upon exercise of an option shall be determined by the Administrator. In the case of incentive stock options, the form of consideration to be paid shall be determined at the time of grant. Such form of consideration may vary for each option and may consist entirely of cash, check, promissory note, shares of the Company's Common Stock meeting certain criteria, any combination thereof, or any other legally permissible form of consideration as may be provided in the Stock Plan or the option agreement.

     (d) Exercise of the Option. Each stock option agreement will specify the term of the option and the date when the option is to become exercisable. The term of such vesting is determined by the Administrator. Options granted under the Stock Plan have a ten-year term (five years, if issued to a 10% Stockholder) and generally become exercisable over four years at a rate of one-fourth of the shares subject to the options at the end of twelve months from the date of grant and one forty-eighth of the shares every month for thirty-six months thereafter, subject to continuation of employment or service, as the case may be. An option is exercised by giving written notice of exercise to the Company and tendering full payment of the purchase price to the Company.

     (e) Termination of Employment. In the event an optionee ceases to be an employee, director or consultant, other than upon the optionee's death or disability, the optionee may exercise his or her options within such period of time as determined by the Administrator (not to exceed three months in the case of an incentive stock option) from the date of such termination (and in no event later than the expiration of the term of such options as set forth in the option agreement) to the extent that the optionee was entitled to exercise them at the date of such termination. In the absence of a specified time in the option agreement, the optionee may exercise his or her options within ninety days following the date of such termination. Options granted under the Stock Plan to date have generally provided that optionees may exercise their options within ninety days from the date of termination of employment for reasons other than the optionee's death or disability.

     (f) Disability. In the event an optionee ceases to be an employee, director or consultant as a result of permanent and total disability (as defined in Section 22(e)(3) of the Code), the optionee may exercise his or her options at any time within twelve months from the date of such termination, but only to the extent that the optionee was entitled to exercise them at the date of such termination, (and in no event later than the expiration of the term of such options as set forth in the option agreement).

     (g) Death. In the event an optionee dies while he or she is an employee, director or consultant, within twelve months following the date of death (but in no event later than the expiration of the term of such options as set forth in the notice of grant), the optionee's estate or the person who acquires the right to exercise the options by bequest or inheritance may exercise said options, but only to the extent that the optionee was entitled to exercise them at the date of death.

     (h) Termination of Options. Excluding incentive stock options issued to 10% Stockholders, options granted under the Stock Plan expire on the date set forth in the option agreement (not to exceed ten years from the date of grant). Incentive stock options granted to 10% Stockholders expire five years from the date of grant (or such shorter period set forth in the option agreement). No option may be exercised by any person after the expiration of its term.

     (i) Nontransferability of Options and Stock Purchase Rights. Unless determined otherwise by the Administrator, an option or stock purchase right may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner, other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the optionee only by the optionee.

     Terms and Conditions of Stock Purchase Rights. Each stock purchase right granted under the Stock Plan shall be evidenced by a written offer which sets forth the terms, conditions and restrictions related to the offer, including the number of shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer, which in no case shall exceed six months. The offer shall be accepted by execution of a restricted stock purchase agreement in such form as determined by the Administrator. Once the stock purchase right is exercised, the purchaser shall have the rights equivalent to those of a stockholder. Unless the Administrator determines otherwise, the restricted stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to such repurchase right shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The Administrator shall determine the rate at which the repurchase option lapses.

     Adjustment Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding option or stock purchase right, and the number of shares of Common Stock (a) authorized for issuance under the Stock Plan but as to which no options or stock purchase rights have yet been granted or (b) which have been returned to the Stock Plan upon cancellation or expiration of an option or stock purchase right, as well as the price per share of Common Stock covered by each such outstanding option or stock purchase right shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without consideration. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option or stock purchase right.

     Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent it has not been previously exercised, an option or stock purchase right will terminate immediately prior to the consummation of such proposed action. The Board in its discretion may provide an optionee the right to exercise his or her option as to all of the stock covered thereby, including shares as to which the option would not otherwise be exercisable. In addition, the Board may provide that a Company repurchase option applicable to shares purchased upon exercise of an option or stock purchase right shall lapse as to all such shares.

     Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding option or stock purchase right may be assumed, or an equivalent option or right substituted, by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option or stock purchase right, the optionee shall fully vest in and have the right to exercise the option or stock purchase right as to all or a portion of the optioned stock, including shares that would not otherwise be exercisable. If an option or stock purchase right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the administrator shall notify the optionee that the option or stock purchase right has become fully exercisable for a period of fifteen (15) days from the date of such notice, and the option or stock purchase right will terminate upon the expiration of such period.

     Amendment and Termination of the Stock Plan. The Board may at any time amend, alter, suspend or terminate the Stock Plan. The Company shall obtain stockholder approval of any Stock Plan amendment to the extent necessary and desirable to comply with applicable laws. No amendment, alteration, suspension or termination of the Stock Plan shall impair the rights of any optionee, unless mutually agreed otherwise between the optionee and the Administrator, which agreement must be in writing and signed by the optionee and the Company.

Federal Tax Information

     Options granted under the Stock Plan may be either incentive stock options, as defined in Section 422 of the Code, or nonstatutory options.

     An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the disposition of shares purchased pursuant to the terms of an incentive stock option more than two years after grant of the option and more than one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is an officer, director, or 10% Stockholder of the Company. The Company is entitled to a tax deduction in the same amount as any ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term, or short-term capital gain or loss, depending on the holding period.

     All of the Options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time a nonstatutory option is granted. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the exercise price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon disposition of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

     The Company will be entitled to a tax deduction in an amount equal to any ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

     The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Stock Plan, does not purport to be complete, and reference should be made to the applicable provisions of the tax code. In addition, this summary does not discuss the tax consequences of a participant's death or the income tax laws of any municipality, state or foreign country in which the participant may reside.

                                 PROPOSAL FOUR

                           APPROVAL OF AMENDMENT TO

                              THE 1995 STOCK PLAN

Proposed Amendment

     In January 1999, in addition to the action described in Proposal Three, the Board approved a proposal to amend the Stock Plan to add 525,000 shares for issuance to the Company's employees and consultants, bringing the total number of shares reserved for issuance under the Stock Plan pursuant to Proposal Three and Proposal Four to 1,650,000.

Reasons for the Amendment

     The Company relies upon the Stock Plan as one of the benefits necessary to attract and retain skilled personnel. The Company competes for high caliber, high quality personnel with many other technology companies which as part of their incentive packages offer option grants to their employees. The Board has determined it is essential to offer an appropriate level of option grants to attract and retain employees to remain competitive with other hiring companies in the area. Accordingly, the Board of Directors believes it is in the Company's best interests to increase the shares reserved for issuance under the Stock Plan so that the Company may continue to attract and retain the services of qualified employees by providing employees an opportunity to purchase the Company's Common Stock through option grants.

Activity Under the Stock Plan

     From time to time, the Company reviews the number of shares available for issuance under the Stock Plan and, based on the Company's estimates of the number of shares expected to be issued under the Stock Plan, management presents to the Board of Directors a recommendation for the reservation of additional shares for issuance. The Board reviews such recommendation and if the Board approves it, the Board presents a proposal for the stockholders' approval.

     As of December 31, 1998, 3,702 shares of Common Stock had been issued upon the exercise of stock options; options to purchase an aggregate of 702,565 shares were outstanding, at a weighted average exercise price of $6.61 per share; and 193,733 shares remained available for future issuance under the Stock Plan. See Proposal Three for a more detailed description of the Stock Plan.

Vote Required for Approval of Amendment

     The affirmative vote of a majority of the Votes Cast will be required to approve the amendment to the Stock Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT OF THE STOCK PLAN.

                                 PROPOSAL FIVE

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS


     The Board of Directors has selected KPMG LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 1999, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection.

     KPMG LLP has audited the Company's financial statements annually since 1988. Representatives of KPMG LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Required Vote; Ratification of Appointment of Independent Auditors

     The affirmative vote of the holders of a majority of the Votes Cast is required to approve the appointment of the independent auditors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                      ADDITIONAL INFORMATION RELATING TO
                     DIRECTORS AND OFFICERS OF THE COMPANY

Compensation of Executive Officers

     The following table sets forth the compensation earned by (i) the Company's Chief Executive Officer, (ii) each of the Company's three other most highly compensated executive officers in 1998 who were serving as executive officers at the end of 1998 and whose salary and bonus for 1998 exceeded $100,000 (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company during the years ended December 31, 1996, 1997 and 1998:

                           Summary Compensation Table

                                                                                                 Long-Term
                                                                                                Compensation
                                                                                                ------------
                                                                                                   Awards
                                                                                                 ----------
                                                                    Annual Compensation          Securities        All Other
                                                                ----------------------------     Underlying      Compensation
          Name and Principal Position                Year       Salary ($)      Bonus ($)(1)     Options(#)         ($)(2)
-----------------------------------------------     ------     ------------    --------------   ------------    ---------------
E. Alexander Glover                                  1998       $300,000          $150,000         50,000           $8,739
  President, Chief Executive Officer                 1997        300,000           130,000         30,000            8,180
  and Director...................................    1996        250,000                --         30,000            7,980

Ronald J. Becht, Jr.                                 1998        175,000            87,500         20,000            3,626
  Vice President of Product                          1997        150,000            66,250         20,000            2,711
  Marketing......................................    1996        140,000                --             --            1,995

Raymond E. Nystrom (3)                               1998        175,000            87,500         20,000            6,590
  Vice President of Operations and  Chief            1997        167,500            72,813             --            5,527
  Financial Officer.............................     1996         26,667                --         45,000               --

Dennis P. Waldera (4)                                1998        175,000            87,500         20,000            4,930
  Vice President of Direct                           1997        162,500            70,938         20,000            4,008
  Marketing......................................    1996        106,800                --         50,000            3,788

-----------------------

(1) The Company establishes each year a Management Bonus Plan for which senior management is eligible. The amount of a particular employee's bonus varies depending on salary level, position with the Company and the operating results of the Company.

(2) Represents premiums for long-term disability benefits.

(3) Mr. Nystrom was hired in November 1996 and resigned in February 1999.

(4) Mr. Waldera was hired in April 1996.

Option Grants in Fiscal 1998

     The following table provides information with respect to stock option grants in 1998 to the Named Executive Officers.


                                                           Individual Grants(1)
                                    --------------------------------------------------------------------- Potential Realizable Value
                                    Number of                                                             at Assumed Annual Rates of
                                    Securities          % of Total                                          Stock Price Appreciation
                                    Underlying        Options Granted                                        for Option Terms($)(4)
                                     Options          to Employees in     Exercise        Expiration     ---------------------------
            Name                     Granted          Fiscal Year (1)    Price($)(2)        Date(3)             5%           10%
-------------------------------   -------------    -------------------  ------------    --------------    ------------  ------------

E. Alexander Glover..........          50,000             16.9%           $6.25           01/28/08         $196,530        $498,045
Ronald J. Becht, Jr..........          20,000              6.8             6.25           01/28/08           78,612         199,218
Raymond E. Nystrom...........          20,000              6.8             6.25           01/28/08           78,612         199,218
Dennis P. Waldera............          20,000              6.8             6.25           01/28/08           78,612         199,218

------------------------------
(1) The Company granted options to purchase 295,000 shares of Company Stock to employees during 1998.

(2) The exercise price may be paid in cash, check, promissory note, shares of the Company's Common Stock (subject to approval of the Board of Directors) or any combination of such methods.

(3) Options may terminate before their expiration date if the optionee's status as an employee is terminated or upon the optionee's death or disability.

(4) The 5% and 10% assumed annual compound rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future prices of its Common Stock.

Aggregated Option Exercises and Fiscal Year-End Option Values

     The following table sets forth information concerning options held on December 31, 1998 with respect to each Named Executive Officer. No options were exercised by such persons during 1998.


                                                                   Number of Securities            Value of Unexercised
                                                                  Underlying Unexercised          in-the-Money Options at
                                                                     Options at FY-End                 FY-End ($)(1)
                                                              -------------------------------   ----------------------------
                         Name                                 Exercisable       Unexercisable   Exercisable    Unexercisable
---------------------------------------------------------     -----------       -------------   -----------    -------------
E. Alexander Glover....................................          126,875            83,125       $318,306          $318,674
Ronald J. Becht, Jr....................................           46,201            34,166        188,252           137,774
Raymond E. Nystrom.....................................           22,500            42,500        133,493           209,753
Dennis P. Waldera......................................           41,666            48,334        126,581           176,589

-------------------------

(1) Calculated by determining the difference between the fair market value of the securities underlying the option and the exercise price of the option.

Benefit Plans

     The following is a brief summary of plans in effect during the fiscal year ended December 31, 1998 under which executive officers and directors of the Company received benefits:

     1992 Stock Option Plan. As of December 31, 1998, options to purchase an aggregate of 19,452 shares of the Company's Common Stock were outstanding pursuant to the 1992 Stock Option Plan (the "Old Plan"). No new stock option grants can be issued under the Old Plan. Stock options outstanding pursuant to the Old Plan vest over two to four years from the grant date and expire ten years from the grant date.

     1995 Stock Plan. The Company relies upon the Stock Plan to attract and retain skilled employees, consultants and quality management. As of December 31, 1998, 3,702 shares of Common Stock had been issued upon exercise of stock options, options to purchase an aggregate of 702,565 shares were outstanding at a weighted average exercise price of $6.61 per share, and 193,733 shares were available for future issuance under the Stock Plan. Proposals Three and Four herein seek to increase the number of shares reserved for issuance under the Stock Plan by 750,000 shares to a total of 1,650,000 shares.

     1995 Employee Stock Purchase Plan. As of December 31, 1998, a total of 177,097 shares of Common Stock were reserved for future issuance, and a total of 127,903 shares has been issued pursuant to the 1995 Employee Stock Purchase Plan (the "ESPP"). The ESPP is administered by the Compensation Committee of the Board of Directors. The ESPP permits eligible employees, as defined, to purchase Common Stock through payroll deductions, which may not exceed 15% of the employees base compensation. No employee may purchase more than $25,000 worth of stock in any calendar year. The ESPP is implemented by offering periods lasting for six (6) months, with a new offering period commencing every six months. The price of shares purchased under the ESPP is 85% of the lower of the fair market value of the common stock on (i) the first day of the offering period; or (ii) the last day of the offering period. Employees may end their participation in the offering at any time during the offering period, and participation ends automatically on termination of employment with the Company.

     1995 Director Option Plan. The Director Plan was adopted by the Company's Board of Directors in February 1995 and approved by the stockholders in March 1995. The Director Plan provides for the grant of non-statutory stock options to Outside Directors pursuant to a non-discretionary grant mechanism. The exercise price of options granted to Outside Directors must be 100% of the fair market value of the Company's Common Stock on the date of grant. Options granted to the Outside Directors have a 10-year term, or shorter upon termination of their tenure as director. A total of 75,000 shares of the Company's Common Stock is reserved for issuance under the Director Plan. As of December 31, 1998, no shares have been issued under the Director Plan; options to purchase 57,000 shares were outstanding at a weighted average exercise price of $9.10 per share; and 18,000 shares were available for future issuance under the Director Plan. Proposal Two herein seeks to increase the number of shares reserved for issuance under the Director Plan by 75,000 shares to a total of 150,000 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 and Form 5 with the Securities and Exchange Commission ("SEC"). Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all

Section 16(a) forms they file. Based solely in its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during fiscal 1998, all filing requirements applicable to its executive officers, directors and 10% stockholders were complied with.

Compensation Committee Report on Executive Compensation

     The following is the Report of the Compensation Committee of the Company describing the compensation policies and rationale applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the year ended December 31, 1998. The information contained in the report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing.

     During the fiscal year ended December 31, 1998, the Compensation Committee of the Board of Directors was comprised of two non-employee directors. The Compensation Committee is responsible for setting compensation levels for the Company's executive officers and for overseeing the administration of certain of the Company's stock option plans. All decisions by the Compensation Committee are reviewed by the entire Board of Directors.

     In making compensation decisions, it has been the practice of the Compensation Committee to meet with the Company's chief executive officer, as appropriate. For fiscal 1998, the Compensation Committee reviewed compensation surveys prepared by outside compensation consultants. Such surveys were utilized to establish compensation packages that are within the range of those persons holding comparably responsible positions at companies similar to the Company in age, number of employees, revenues and overall growth rate.

     The Compensation Committee believes that executive officer compensation should be closely aligned with the performance of the Company on both a short-term and long-term basis and that such compensation should assist the Company in attracting and retaining key executives critical to its long-term success. To that end, the Compensation Committee's policy is that the compensation package for executive officers should consist of three components: (i) an annual base salary; (ii) the potential to earn incentive bonuses each fiscal year, the amount of which is dependent on the Company's overall performance; and (iii) stock option awards designed to align management interests with those of stockholders by providing long-term incentives for the Company's key employees. In fiscal 1998, the Compensation Committee reviewed and used comparable-company data as the basis for setting executive compensation within the framework described above.

     Base salary is (i) based upon the responsibilities of the particular executive officers, (ii) targeted at the median of comparable companies and reviewed on an annual basis. Base salaries for fiscal year 1999 for Mr. Glover, Mr. Becht, Mr. Waldera, Ms. Grouell and Mr. Young $300,000, $175,000, $175,000, $135,000 and $160,000, respectively, were determined by the Compensation Committee and approved by the full Board.

     Incentive bonuses represent an opportunity for each executive officer to earn additional annual cash compensation in an amount tied to a percentage of the officer's base salary. These percentages are generally established by the Compensation Committee at the end of each fiscal year for the following fiscal year. The fiscal 1998 guidelines for the Company's executive officers ranged up to 75% of base salary. Incentive bonus payments of $150,000 $87,500, $87,500 and $12,000 were made to Mr. Glover, Mr. Becht, Mr. Waldera and Mr. Volwiler, respectively, for fiscal 1998. For fiscal 1999, bonus guidelines are up to 75% of base salary.

     The long-term-performance-based compensation of executive officers takes the form of option awards under the Company's 1995 Stock Plan. The Compensation Committee believes that equity-based compensation ensures that the Company's executive officers have a continuing stake in the long-term success of the Company. All options granted by the Company have been granted with an exercise price equal to the market price of the Company's Common Stock on the date of grant and, accordingly, have value only if the Company's stock price increases after such date. In granting options under the 1995 Stock Plan, the Committee takes into account each executive's responsibilities, relative position in the Company, and past grants. Individual grants may vary within the range to reflect individual performance and potential. The option program also utilizes vesting periods to encourage retention of key employees.

     Specific information regarding compensation of the executive officers is contained in the accompanying table.

Tax Policy

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits deductions for certain executive compensation in excess of $1 million. The Company endeavors to structure its compensation plans to achieve maximum deductibility under Section 162(m) with minimal sacrifices in flexibility and corporate objectives. With respect to non-equity compensation arrangements, the Compensation Committee has reviewed the terms of those arrangements most likely to be subject to Section 162(m).

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee consisted of John B. Mumford and William P. Sousa during fiscal 1998. The Compensation Committee makes recommendations to the Board of Directors concerning salaries and incentive compensation for directors and officers of the Company. Mr. Glover, President and Chief Executive Officer of the Company, although not a voting member of the Compensation Committee, participates in all discussions and decisions regarding salaries and incentive compensation for all employees of and consultants to the Company, except that Mr. Glover is excluded from discussions and decisions regarding his own salary and incentive compensation.

                                         John B. Mumford
                                         William P. Sousa

Employment Contracts and Change of Control Arrangements

     Mr. Glover, the Company's President and Chief Executive Officer, entered into an employment agreement with the Company on March 24, 1995, subsequently amended effective July 1, 1997. Under the terms of Mr. Glover's employment agreement, his annual base salary is not to be less than $300,000; he is eligible for a bonus of up to 50% of his base salary provided the Company meets certain targeted financial criteria; and he is to receive an annual stock option grant for a minimum of 50,000 shares of Common Stock at the fair market value on the date of grant, provided however that the exercise price of the additional options may be limited to $500,000. The agreement expires on March 24, 2001.
In the event Mr. Glover is terminated prior to the expiration of the agreement, he will be entitled to severance equal to twelve months' base salary.

     Mr. Glover, Mr. Becht and Mr. Waldera entered into employee severance agreements with the Company during 1998. The severance agreements provide that, in the event of a Change of Control, all of the executive officer's rights to purchase stock shall be automatically vested in their entirety immediately preceding the first of (i) a Change of Control in which the rights are not assumed by the successor corporation or will be terminated or canceled, (ii) if the executive officer will not receive identical securities received by other stockholders upon exercise of such executive officer's rights or (iii) an involuntary termination of the executive officer. In the event Mr. Glover, Mr. Becht or Mr. Waldera are terminated within one year following a Change of Control, they shall receive continued salary for up to 12 months, 9 months and 9 months, respectively, and continued employee benefits, any accrued management bonus and several other immaterial benefits.

     Mr. Waldera, the Company's Vice President of Direct Marketing has an agreement with the Company providing that in the event he is terminated without cause, he will be entitled to receive his base salary and benefits for nine months following the termination, his accrued management bonus, his outstanding stock options shall become fully vested and exercisable within three months from the date of termination and he will have the option of continuing to be covered by the Executive Disability Plan at his own expense.

Performance Graph

     Set forth below is a line graph comparing the cumulative return to the stockholders of the Company's Common Stock with the cumulative return of (i) the Nasdaq U.S. Index and (ii) a peer group consisting of the publicly traded catalog sales companies identified in Note 1 below for the period commencing April 7, 1995 (the date of the Company's initial public offering) and ending on December 31, 1998. The information contained in the performance graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, and such information shall not be incorporated by reference into any future filing under the Securities Act or Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.


                          COMPARISON OF TOTAL RETURN
Among Hello Directy, Inc., the NASDAQ Stock Market - US Index and a Peer Group

                              [PERFORMANCE GRAPH]


                   4/7/95    12/31/95     12/31/96    12/31/97     12/31/98
HD                  100         59            41          58           88
Peer                100        108           119         109           98
NASDAQ              100        130           160         197          276

  Note (1). The Peer Group consists of the following companies: Blair Corporation; Concepts Direct, Inc.; CDW Computer Centers Inc.; Corporate Express, Inc.; DM Management Co.; Damark International Inc.; Fingerhut Companies, Inc.; Geerlinjs & Wade, Inc.; Global DirectMail, Corp.; Sport Supply Group, Inc.; Hanover Direct, Inc.; Initio Inc.; Lands' End Inc.; Lillian Vernon Corporation; Creative Computers, Inc.; Micro Warehouse, Inc.; New England Business Service, Inc.; Insight Enterprises Inc.; US Office Products Company; The Right Start Inc.; Spiegel, Inc.; and Trend-Lines, Inc.

Transaction of Other Business

     The Board of Directors of the Company knows of no other matters to be submitted at the meeting. If any other matters come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.


                                    By Order of the Board of Directors


                                    Dean Witter III
                                    Chief Financial Officer and Secretary

San Jose, California
April 2, 1999

                                     PROXY

                               HELLO DIRECT, INC.
                                5893 Rue Ferrari
                            San Jose, CA  95138-1857

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     Revoking any such prior appointment, the undersigned hereby appoints E. Alexander Glover and Dean Witter III and each of them attorneys and agents, with power of substitution to vote as Proxy for the undersigned, as herein stated, at the annual meeting of stockholders of Hello Direct, Inc., to be held at the Company's principal executive offices located at 5893 Rue Ferrari, San Jose, California 95138, on Wednesday, April 28, 1999 at 9:00 a.m., and at any adjournments thereof, with respect to the number of shares the undersigned would be entitled to vote if personally present.

     This proxy, when properly executed, will be voted (1) for the election of Directors, (2) for the ratification and approval of an amendment to the Company's 1995 Director Option Plan increasing shares thereunder by 75,000, (3) for ratification and approval of an amendment to the Company's 1995 Stock Plan increasing shares thereunder by 225,000, (4) for ratification and approval of an amendment to the Company's 1995 Stock Plan increasing shares thereunder by 525,000, and (5) for the ratification and appointment of independent public accountants, if no instructions to the contrary are indicated in Items (1), (2),
(3), (4) and (5), and in the discretion of the named attorneys and agents on such matters as may properly come before the meeting.

     The undersigned hereby acknowledges receipt of a copy of the Proxy Statement relating to such annual meeting.

 -----------                                                       -----------
 See Reverse                                                       See Reverse
   Side             CONTINUED AND TO BE SIGNED ON REVERSE SIDE        Side
 -----------                                                       -----------

------------------------
 X   Please markvotes
     as in this example
------------------------

1.  Election of Directors:
    Nominees:    Gerald L. Beckwith, John W. Combs, E. Alexander Glover, John B.
                 Mumford, William P. Sousa and Charles E. Volwiler


     [_] For
                                   --------------------------------------------
     [_] Withheld                  For all nominees except as noted above


2. Proposal to ratify and approve an amendment to the Company's 1995 Director Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 75,000 shares.


            [_] For             [_] Against            [_] Abstain


3. Proposal to ratify and approve an amendment to the Company's 1995 Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 225,000 shares for issuance to the Company's employees who are former employees of PhoneZone.com.


            [_] For             [_] Against            [_] Abstain


4. Proposal to ratify and approve an amendment to the Company's 1995 Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 525,000 shares for issuance to the Company's employees and consultants.


            [_] For             [_] Against            [_] Abstain


5. Proposal to ratify the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 1999.


            [_] For             [_] Against            [_] Abstain

6. In their discretion, the Proxies are authorized to vote upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.


    [_] Mark here if you plan to attend the meeting

    [_] Mark here for address change and note below


   SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

(Signatures should conform exactly to name(s) shown on this proxy. Executors, administrators, guardians, trustees, attorneys, and officers signing for corporations should give full title.)



Signature: ______________________________________   Date: ____________________



Signature: ______________________________________   Date: ____________________